Exhibit 5.1

October 10, 2024

Breathe Biomedical Inc.

191 Halifax Street

Moncton, New Brunswick

Canada E1C 9R6

Re:	Breathe Biomedical Inc.
Registration Statement on Form F-1

We have acted as Canadian counsel to Breathe Biomedical Inc., a corporation existing under the Canada Business Corporations Act (the “Corporation”), in connection with the registration pursuant to a registration statement on Form F-1 (File No. 333-280034), as amended to date (the “Registration Statement”), filed by the Corporation with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the initial public offering of up to $12,075,000 of common shares, without par value (the “Shares”), of the Corporation, which will be issued and sold by the Corporation (including Shares issuable upon exercise of an over-allotment option granted by the Corporation); and (ii) warrants (the “Representative’s Warrants”) to purchase up to $603,750 of common shares (the “Warrant Shares”) of the Corporation to be issued to Maxim Group LLC (the “Representative”), as compensation for its services pursuant to the Underwriting Agreement to be entered into by and among the Corporation, the Representative and the other underwriters named therein (the “Underwriting Agreement”). The Shares, the Warrant Shares and the Representative’s Warrants are collectively referred to as the “Securities.”

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the certificate and articles of continuance of the Corporation, as amended;

(b)	the by-laws of the Corporation, as amended; and

(c)	certain resolutions of the Corporation’s directors and shareholders.

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents.

In examining all documents and in providing our opinion we have assumed that:

(a)	all individuals had the requisite legal capacity, all signatures are genuine, all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(b)	the authenticity and the conformity of the originals of all records, documents, and instruments submitted to us as copies;

(c)	the Underwriting Agreement will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Corporation and the pricing committee thereof;

(d)	the Underwriting Agreement, which is governed by and construed in accordance with the laws of the State of New York, complies with and does not violate the laws of the State of New York; and

(e)	at or prior to the time of the issuance and delivery of any of the Securities, the Registration Statement will have been declared effective under the Securities Act, that the Securities will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities.

We are qualified to carry on the practice of law in the Province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. We have not considered and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

We have obtained from officers of the Company certificates as to factual matters and, insofar as this opinion is based on matters of fact, we have relied exclusively on such certificates without independent investigation.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Shares to be issued and sold by the Corporation pursuant to the Underwriting Agreement will be duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and

2.	The Representative’s Warrants and the Warrant Shares will have been duly authorized, and if, as and when issued in accordance with the terms of the Representative’s Warrants and the payment of the exercise price therefore, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours very truly,

/s/ Bennett Jones LLP
Bennett Jones LLP

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